                                                                     EXHIBIT 2.1
================================================================================


                         AGREEMENT AND PLAN OF MERGER

                                By and Between

                           THE MEN'S WEARHOUSE, INC.

                            TMW COMBINATION COMPANY

                                      and

                             K&G MEN'S CENTER, INC.





                                 MARCH 3, 1999

================================================================================

                                 TABLE OF CONTENTS



ARTICLE I - THE MERGER...................................................  1

SECTION 1.1.  The Merger.................................................  1
              ----------

SECTION 1.2.  Effective Time.............................................  1
              --------------

SECTION 1.3.  Effects of the Merger......................................  2
              ---------------------

SECTION 1.4.  Articles of Incorporation and By-laws......................  2
              -------------------------------------

SECTION 1.5.  Directors..................................................  2
              ---------

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
             CORPORATIONS; EXCHANGE OF CERTIFICATES......................  3

SECTION 2.1. Effect on Capital Stock.....................................  3
             -----------------------
     (a)  Cancellation of Company and TMW Owned Stock....................  3
          -------------------------------------------
     (b)  Conversion of Company Shares...................................  3
          ----------------------------
     (c)  No Fractional TMW Shares.......................................  3
          ------------------------
     (d)  Combination Company Stock......................................  4
          -------------------------

SECTION 2.2.  Exchange of Certificates...................................  4
              ------------------------
     (a)  Exchange Agent.................................................  4
          --------------
     (b)  Payment of Merger Consideration................................  4
          -------------------------------
     (c)  Exchange Procedure.............................................  4
          ------------------
     (d)  Distributions with Respect to Unexchanged Company Shares.......  5
          --------------------------------------------------------
     (e)  No Further Ownership Rights in Company Shares..................  5
          ---------------------------------------------
     (f)  No Liability...................................................  5
          ------------

SECTION 2.3.  Conversion of Stock Options................................  5
              ---------------------------

ARTICLE III - REPRESENTATIONS AND WARRANTIES.............................  7

SECTION 3.1.  Representations and Warranties of the Company..............  7
              ---------------------------------------------
     (a)  Organization; Standing and Power..............................   7
          --------------------------------
     (b)  Subsidiaries; Other Investments...............................   7
          -------------------------------
     (c)  Capital Structure.............................................   7
          -----------------
     (d)  Authority; Non-contravention..................................   8
          ----------------------------
     (e)  SEC Documents.................................................   9
          -------------
     (f)  Information Supplied..........................................  10
          --------------------
     (g)  Absence of Certain Changes or Events..........................  10
          ------------------------------------
     (h)  State Takeover Statutes; Absence of Supermajority Provision...  11
          -----------------------------------------------------------

     (i)  Brokers.......................................................  11
          -------
     (j)  Litigation....................................................  11
          ----------
     (k)  Accounting Matters............................................  11
          ------------------
     (l)  Employee Benefits Matters.....................................  12
          -------------------------
     (m)  Taxes.........................................................  14
          -----
     (n)  No Excess Parachute Payments..................................  15
          ----------------------------
     (o)  Environmental Matters.........................................  15
          ---------------------
     (p)  Compliance with Laws..........................................  15
          --------------------
     (q)  Material Contracts and Agreements.............................  16
          ---------------------------------
     (r)  Title to and Conditions of Properties.........................  16
          -------------------------------------
     (s)  Intellectual Property.........................................  17
          ---------------------
     (t)  Personnel Information; Labor Matters..........................  17
          ------------------------------------
     (u)  No Default....................................................  19
          ----------
     (v)  Undisclosed Liabilities.......................................  19
          -----------------------
     (w)  Insurance.....................................................  19
          ---------
     (x)  Certain Additional Information................................  19
          ------------------------------
     (y)  Credit Items..................................................  20
          ------------
     (z)  Inventory.....................................................  20
          ---------
     (aa) Y2K Readiness.................................................  20
          -------------
     (bb) Opinion of Financial Advisor..................................  20
          ----------------------------
     (cc) Pooling Opinion...............................................  21
          ---------------
     (dd) Third Party Standstill Agreements.............................  21
          ---------------------------------

SECTION 3.2.  Representations and Warranties of TMW.....................  21
              -------------------------------------
     (a)  Organization; Standing and Power..............................  21
          --------------------------------
     (b)  Subsidiaries..................................................  21
          ------------
     (c)  Capital Structure.............................................  21
          -----------------
     (d)  Authority; Non-contravention..................................  22
          ----------------------------
     (e)  SEC Documents.................................................  23
          -------------
     (f)  Information Supplied..........................................  24
          --------------------
     (g)  Absence of Certain Changes or Events..........................  24
          ------------------------------------
     (h)  Brokers.......................................................  24
          -------
     (i)  Litigation....................................................  24
          ----------
     (j)  Accounting Matters............................................  24
          ------------------
     (k)  Taxes.........................................................  25
          -----
     (l)  Environmental Matters.........................................  25
          ---------------------
     (m)  Compliance with Laws..........................................  25
          --------------------
     (n)  No Default....................................................  26
          ----------
     (o)  Undisclosed Liabilities.......................................  26
          -----------------------
     (p)  Pooling Opinion...............................................  26
          ---------------
     (q)  Board Recommendation..........................................  26
          --------------------
     (r)  Y2K Readiness.................................................  26
          -------------
     (s)  1999 Financial Forecast.......................................  26
          -----------------------

ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS..................  27

SECTION 4.1.  Conduct of Business of the Company........................  27
              ----------------------------------
     (a)  Ordinary Course...............................................  27
          ---------------
     (b)  Changes in Employment Arrangements............................  28
          ----------------------------------
     (c)  Severance Arrangements........................................  29
          ----------------------
     (d)  Other Actions.................................................  29
          -------------

SECTION 4.2.  Conduct of Business of TMW................................  29
              --------------------------
     (a)  Ordinary Course...............................................  29
          ---------------
     (b)  Other Actions.................................................  30
          -------------

ARTICLE V - ADDITIONAL AGREEMENTS.......................................  30

SECTION 5.1.  Stockholder Approval; Preparation of Proxy Statement;
              -----------------------------------------------------
              Preparation of Registration Statement.....................  30
              -------------------------------------

SECTION 5.2.  Letter of the Company's Accountants.......................  31
              -----------------------------------

SECTION 5.3.  Letter of TMW's Accountants...............................  31
              ---------------------------

SECTION 5.4.  Access to Information.....................................  31
              ---------------------

SECTION 5.5.  Reasonable Efforts; Notification..........................  32
              --------------------------------

SECTION 5.6.  Indemnification...........................................  34
              ---------------

SECTION 5.7.  Fees and Expenses.........................................  35
              -----------------

SECTION 5.8.  Public Announcements......................................  35
              --------------------

SECTION 5.9.  Accounting Matters........................................  35
              ------------------

SECTION 5.10.  Purchases of Common Stock of the Other Party.............  35
               --------------------------------------------

SECTION 5.11.  Agreement to Defend......................................  35
               -------------------

SECTION 5.12.  Accounting Matters.......................................  35
               ------------------

SECTION 5.13.  Other Actions............................................  35
               -------------

SECTION 5.14.  TMW Board of Directors...................................  36
               ----------------------

ARTICLE VI - CONDITIONS PRECEDENT.......................................  36

SECTION 6.1.  Conditions to Each Party's Obligation to Effect the
              ---------------------------------------------------
              Merger....................................................  36
              ------
     (a)  Stockholder Approval..........................................  36
          --------------------
     (b)  NASDAQ........................................................  36
          ------

     (c)  HSR Act; Other Approvals......................................  36
          ------------------------
     (d)  No Injunctions or Restraints..................................  36
          ----------------------------
     (e)  Registration Statement Effectiveness..........................  36
          ------------------------------------
     (f)  Blue Sky Filings..............................................  37
          ----------------

SECTION 6.2.  Conditions of TMW.........................................  37
              -----------------
     (a)  Compliance....................................................  37
          ----------
     (b)  Certifications and Opinion....................................  37
          --------------------------
     (c)  Representations and Warranties True...........................  38
          -----------------------------------
     (d)  Company Affiliate Letters.....................................  38
          -------------------------
     (e)  Tax Opinion...................................................  39
          -----------
     (f)  Pooling Accounting............................................  39
          ------------------
     (g)  Consents, etc. ...............................................  39
          --------------
     (h)  No Litigation.................................................  39
          -------------
     (i)  Fairness Opinion..............................................  39
          ----------------
     (j)  Employment Contracts; Covenants not to Compete................  40
          ----------------------------------------------
     (k)  Bank Accounts.................................................  40
          -------------
     (l)  Resignations..................................................  40
          ------------
     (m)  Termination Agreement.........................................  40
          ---------------------

SECTION 6.3.  Conditions of the Company.................................  40
              -------------------------
     (a)  Compliance....................................................  40
          ----------
     (b)  Certifications and Opinion....................................  40
          --------------------------
     (c)  Representations and Warranties True...........................  41
          -----------------------------------
     (d)  Tax Opinion...................................................  41
          -----------
     (e)  Consents, etc. ...............................................  42
          --------------
     (f)  No Litigation.................................................  42
          -------------
     (g)  Fairness Opinion..............................................  42
          ----------------
     (h)  TMW Affiliate Letters.........................................  42
          ---------------------
     (i)  Employment Contracts..........................................  42
          --------------------
     (j)  Termination Agreement.........................................  42
          ---------------------

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.........................  43

SECTION 7.1.  Termination...............................................  43
              -----------

SECTION 7.2.  Effect of Termination.....................................  43
              ---------------------

SECTION 7.3.  Amendment.................................................  44
              ---------

SECTION 7.4.  Extension; Waiver.........................................  44
              -----------------

SECTION 7.5.  Procedure for Termination, Amendment, Extension or
              --------------------------------------------------
              Waiver....................................................  44
              ------

ARTICLE VIII - SPECIAL PROVISIONS AS TO CERTAIN MATTERS.................  44

SECTION 8.1.  Takeover Defenses.........................................  44
              -----------------

SECTION 8.2.  No Solicitation...........................................  44
              ---------------

SECTION 8.3.  Fee and Expense Reimbursements............................  46
              ------------------------------

ARTICLE IX - GENERAL PROVISIONS.........................................  47

SECTION 9.1.  Nonsurvival of Representations and Warranties.............  47
              ---------------------------------------------

SECTION 9.2.  Notices...................................................  47
              -------

SECTION 9.3.  Definitions...............................................  48
              -----------

SECTION 9.4.  Interpretation............................................  49
              --------------

SECTION 9.5.  Counterparts..............................................  49
              ------------

SECTION 9.6.  Entire Agreement; No Third-Party Beneficiaries............  49
              ----------------------------------------------

SECTION 9.7.  Governing Law.............................................  49
              -------------

SECTION 9.8.  Assignment................................................  49
              ----------

SECTION 9.9.  Enforcement of the Agreement..............................  49
              ----------------------------

SECTION 9.10. Severability..............................................  50
              ------------

SECTION 9.11  Arbitration...............................................  50
              -----------


List of Exhibits
----------------

Exhibit A Amended and Restated Articles of Incorporation of the Company Exhibit B Amended and Restated By-laws of the Company
Exhibit C  Form of Letter of the Company's Accountants
Exhibit D  Form of Letter of TMW's Accountants
Exhibit E  Form of Amended and Restated Employment Agreement of Stephen
           Greenspan
Exhibit F  Form of Termination Agreement

          AGREEMENT AND PLAN OF MERGER dated as of March 3, 1999, by and between The Men's Wearhouse, Inc., a Texas corporation ("TMW"), TMW Combination Company, a Georgia corporation ("Combination Company"), and K&G Men's Center, Inc., a Georgia corporation (the "Company").

     WHEREAS, the respective Boards of Directors of TMW, Combination Company and the Company have approved the merger of the Combination Company with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement and Plan of Merger (this "Agreement"), whereby each issued and outstanding share of the Company's common stock, $.01 par value (a "Company Share"), not owned by the Company, TMW or any wholly owned subsidiary of the Company or TMW will be converted into a fraction of a share of TMW's common stock, $.01 par value ("TMW Common Stock") as provided herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests; and

     WHEREAS, TMW, Combination Company and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1.  The Merger.  Upon the terms and subject to the conditions
                   ----------
hereof and in accordance with the Georgia Business Corporation Code (the "GBCC"), the Combination Company shall be merged with and into Company at the Effective Time of the Merger (as hereinafter defined). Following the Merger, the separate corporate existence of the Combination Company shall cease and Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the GBCC.

     SECTION 1.2.  Effective Time.  As soon as practicable following the
                   --------------
satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the Surviving Corporation shall file the certificate of merger required by the GBCC with respect to the Merger and other appropriate documents (the "Certificate of Merger") executed in accordance with the relevant provisions of the GBCC. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Georgia Secretary of State, or at such other time as TMW and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger"). The closing of the Merger (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., in Houston, Texas, on the date of the meeting of the Company's stockholders to approve the Merger (the "Company Stockholders Meeting"), or, if any of the conditions set forth in Article VI have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as TMW and the Company shall agree (the "Closing Date").

     SECTION 1.3.  Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in Section 14-2-1106 of the GBCC. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and the Combination Company, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and the Combination Company, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Combination Company or otherwise to take any and all such action.

     SECTION 1.4.  Articles of Incorporation and By-laws.
                   -------------------------------------

     (a) The Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended and restated as of the Effective Time of the Merger to read as set forth in Exhibit A hereto, and, as so amended, such Amended and Restated Articles of
   ---------
Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended and restated as of the Effective Time of the Merger to read as set forth in Exhibit B hereto, and, as so amended,
                                           ---------
shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.5.  Directors and Officers.
                   ----------------------

     The directors and officers of Combination Company shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1.  Effect on Capital Stock.  As of the Effective Time of the
                   -----------------------
Merger, by virtue of the Merger and without any action on the part of the holder of any Company Shares or capital stock of Combination Company:

     (a) Cancellation of Company and TMW Owned Stock.  All Company Shares that
         -------------------------------------------
are owned by the Company, any wholly owned subsidiary of the Company and any Company Shares owned by TMW or any wholly owned subsidiary of TMW shall be canceled and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Company Shares.  Subject to Sections 2.1(a) and 2.1(c),
         ----------------------------
each issued and outstanding Company Share shall be converted into the right to receive, upon the surrender of the certificate formerly representing such Company Shares pursuant to Section 2.2, a fraction of a share of TMW Common Stock (the "Merger Consideration") as follows:

     If the average of the closing prices of the TMW Common Stock on the National Association of Securities Dealers Automated Quotation National Market Systems ("NASDAQ NMS") (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by TMW) for the 15 trading days ending on the third trading day before the Closing Date is equal to or greater than $32.50, then each Company Share shall be converted into the right to receive .4 of a share of TMW Common Stock; if such average is equal to or less than $27.50, then each Company Share shall be converted into the right to receive .43 of a share of TMW Common Stock; if such average is between $32.50 and $27.50, then each Company Share shall be converted into a fraction of a share of TMW Common Stock equal to .4 plus a decimal, calculated to four decimal places, equal to .03 times a fraction with a numerator equal to the difference between $32.50 and such average and the denominator equal to $5.00. For example, if such average is $30.00, then each Company Share would be converted into .415 of a share of TMW Common Stock.

Such ratio of a fraction of a share of TMW Common Stock for each Company Share is herein referred to as the "Exchange Ratio".

     (c) No Fractional TMW Shares.  No fractional shares of TMW Common Stock
         ------------------------
shall be issued in the Merger. All fractional shares of TMW Common Stock that a holder of Company Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of TMW Common Stock results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price per share of a share of TMW Common Stock on NASDAQ NMS on the first trading day immediately preceding the Effective Time of the Merger by the fraction of a share of TMW Common Stock to which such holder would otherwise have been entitled. No such cash in lieu of fractional shares of TMW Common Stock shall be paid to any holder of fractional TMW Common Stock until that holder's Certificates (as defined in Section 2.2(c)) are surrendered and exchanged in accordance with Section 2.2(c).

     (d) Combination Company Stock.  Each share of common stock, par value $1.00
         -------------------------
per share, of Combination Company issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation, and the stock of the Surviving Corporation issued on that conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     SECTION 2.2.  Exchange of Certificates.
                   ------------------------

     (a) Exchange Agent.  Prior to the Effective Time of the Merger, TMW shall
         --------------
engage American Stock Transfer & Trust Company or such other bank or trust company reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") for the issuance of the Merger Consideration upon surrender of Certificates.

     (b) Payment of Merger Consideration.  TMW shall deliver to Combination
         -------------------------------
Company or the Surviving Corporation, as applicable and cause Combination Company or the Surviving Corporation to provide to the Exchange Agent on a timely basis, as and when needed after the Effective Time of the Merger, certificates for the TMW Common Stock to be issued upon the conversion of the Company Shares pursuant to Section 2.1. The Surviving Corporation shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares.

     (c) Exchange Procedure.  As soon as practicable after the Effective Time of
         ------------------
the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Company Shares (the "Certificates"), other than the Company, TMW and any wholly owned subsidiary of the Company or TMW, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as TMW may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the TMW Common Stock and any cash in lieu of a fractional share of TMW Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of TMW Common Stock into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1 and any cash payable in lieu of a fractional share of TMW Common Stock, and the Certificate so surrendered shall forthwith be canceled. If the shares of TMW Common Stock are to be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive, upon surrender of such Certificate, the number of shares of TMW Common Stock and cash, if any, in lieu of a fractional share of TMW Common Stock into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the TMW Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

     (d) Distributions with Respect to Unexchanged Company Shares.  No dividends
         --------------------------------------------------------
or other distributions declared or made after the Effective Time of the Merger with respect to the TMW Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the TMW Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(c) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the TMW Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of TMW Common Stock to which such holder is entitled pursuant to Section 2.1(c) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole share of TMW Common Stock, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole share of TMW Common Stock.

     (e) No Further Ownership Rights in Company Shares.  All shares of TMW
         ---------------------------------------------
Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (f) No Liability.  Neither TMW nor the Company nor any of their
         ------------
subsidiaries shall be liable to any holder of Company Shares or TMW Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of TMW Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.3.  Conversion of Stock Options.
                   ---------------------------

     (a) At the Effective Time, each option or other right to purchase shares of Company Common Stock (as hereinafter defined) pursuant to stock options (the "Company Options") granted by the Company under the Employee Stock Option Plan and the Directors Stock Option Plan (the "Company Stock Plans"), which is outstanding at the Effective Time, whether or not exercisable, shall be converted into options and become rights with respect to TMW Common Stock, and TMW shall assume each Company Option, in accordance with the terms of the Company Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) TMW and its Stock Option Committee shall be substituted for the Company and the Committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Plans, (ii) each

Company Option assumed by TMW may be exercised solely for shares of TMW Common Stock, (iii) the number of shares of TMW Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding up any fraction of a cent to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, TMW shall not be obligated to issue any fraction of a share of TMW Common Stock upon exercise of Company Options and any fraction of a share of TMW Common Stock that otherwise would be subject to a converted Company Option shall represent the right to receive a cash payment upon exercise of such converted Company Option equal to the product of such fraction and the difference between the market value of one share of TMW Common Stock at the time of exercise and the per share exercise price of such Option. The market value of one share of TMW Common Stock at the time of exercise of an Option shall be the closing price of such common stock on the NASDAQ NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by TMW) on the last trading day preceding the date of exercise. Each of the Company and TMW agrees to take all necessary steps to effectuate the foregoing provisions of this Section 2.3, including using its reasonable efforts to obtain from each holder of a Company Option any consent or contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 2.3.

     (b) As soon as practicable after the Effective Time, TMW shall deliver to the participants in each Company Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants subject to such Company Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.3(a) after giving effect to the Merger). At or prior to the Effective Time, TMW shall take all corporate action necessary to reserve for issuance sufficient shares of TMW Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 2.3. Within 10 business days after the Effective Time, TMW shall file a registration statement on Form S-3, Form S-4/A or Form S-8, as applicable (which shall include a re-offer prospectus, if necessary), as the case may be (or any successor or other appropriate forms), with respect to the shares of TMW Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as required to permit the issuance of TMW Common Stock upon exercise of options and the resale of the shares acquired upon exercise of the options.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     SECTION 3.1.  Representations and Warranties of the Company.  The Company
                   ---------------------------------------------
represents and warrants to, and agrees with, TMW and Combination Company as follows, subject to any exceptions specified in the Disclosure Letter of the Company provided to TMW on the date hereof (the "Company Disclosure Letter") and except as expressly contemplated by this Agreement:

     (a) Organization; Standing and Power.  The Company is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (b) Subsidiaries; Other Investments.  Except as set forth in Section 3.1(b)
         -------------------------------                          --------------
of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

Section 3.1(b) of the Company Disclosure Letter contains a complete and accurate
--------------
list of the Company's direct and indirect subsidiaries. The Company's subsidiaries are all corporations and are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. The Company's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as set forth in Section 3.1(b) of the Company Disclosure Letter or in the Company SEC Documents, all the outstanding shares of capital stock of the Company's subsidiaries are owned by the Company or its subsidiaries and have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person other than those that have been waived or otherwise cured or satisfied. All such stock and ownership interests are owned of record and beneficially by the Company or by a direct or indirect wholly owned subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims, rights of third parties and other encumbrances of any kind or nature ("Liens").

     (c) Capital Structure.  The authorized capital stock of the Company
         -----------------
consists of 40,000,000 shares of common stock, $.01 par value ("Company Common Stock"), and 2,000,000 shares of preferred stock, $.01 par value ("Company Preferred Stock"). At the date hereof, 10,252,844 Company Shares were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. In addition, at the date hereof, an aggregate of 1,114,930 shares of Company Common Stock were reserved for issuance under various employee and director plans and agreements of the Company all as accurately described in all material respects in Section 3.1(c) of the Company Disclosure Letter. Except as
                     --------------
set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all such shares issuable upon the exercise of stock options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by the Company since July 14, 1998, to the date hereof, other than shares of Company Common Stock issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date. Except pursuant to stock option plans of the Company described in Section 3.1(l) of the Company Disclosure Letter
                            --------------
(collectively, the "Company Stock Plans"), there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 3.1(c) of the Company Disclosure Letter, all of which shall be
   --------------
terminated without cost to the Company by the Effective Time of the Merger, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company. There are no restrictions on the Company with respect to voting the stock of any of its subsidiaries.

     (d) Authority; Non-contravention.  The Board of Directors of the Company
         ----------------------------
has approved the Merger and this Agreement, by unanimous vote of the directors, and declared the Merger and this Agreement to be in the best interests of the stockholders of the Company. The directors of the Company have advised the Company and TMW that they intend to vote or cause to be voted all of the shares of the Company Common Stock for which they have voting power in favor of approval of the Merger and this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger and this Agreement by the holders of a majority of the outstanding Company Shares as of the record date for the Company Stockholders Meeting ("Company Stockholder Approval"), to consummate the transactions contemplated hereby and to take such actions, if any, as shall have been taken with respect to the matters referred to in Section 3.1(h). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally,
(ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien, upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company or any provision of the comparable organizational documents of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity") or other Person, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing by the Company of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the "HSR Act") and the expiration or termination of the waiting period thereunder, (ii) the filing with the SEC of
(A) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (B) the Registration Statement (as defined in Section 5.1(b)) and (C) such reports under Section 13(a) of Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) Company Stockholder Approval and (iv) the filing of the Certificate of Merger with and approval by the Georgia Secretary of State with respect to the Merger as provided in the GBCC and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Assuming that the TMW Common Stock is listed on a "national securities exchange" within the meaning of Section 14-2-1302 of the GBCC, the shareholders of the Company are not entitled to dissenter's rights in connection with the Merger.

     (e) SEC Documents.  The Company has filed all required reports, schedules,
         -------------
forms, statements and other documents with the SEC since January 1, 1996 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). Except as set forth in the Company SEC Documents, since the date of filing of such financial statements until the date hereof there has been no Material Adverse Change with respect to the Company and its subsidiaries taken as a whole. The preliminary consolidated statements of operations for the year ended January 31, 1999 and the consolidated balance sheet at January 31, 1999 of the Company and its subsidiaries, in the form disclosed in Section 3.1(e) of the Company Disclosure Letter, are true and
             --------------
correct in all material respects.

     (f) Information Supplied.  None of the information supplied or to be
         --------------------
supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by TMW for inclusion or incorporation by reference therein.

     (g) Absence of Certain Changes or Events.  Except as disclosed in Section
         ------------------------------------                          -------
3.1(g) of the Company Disclosure Letter or the Company SEC Documents, since
------
January 30, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) as of the date hereof, any material adverse change with respect to the Company, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) (A) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements described in Section 3.1(g) to the
                                                  --------------
Disclosure Letter, (B) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements listed in Section 3.1(g) to the Company Disclosure Letter, true copies of which
          --------------
have been provided to TMW, or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (iv) any amendment of any material term of any outstanding equity security of the Company or any subsidiary; (v) any repurchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any subsidiary, except as contemplated by Company Benefit Plans; (vi) any damage, destruction or other property loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole or (vii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

     (h) State Takeover Statutes; Absence of Supermajority Provision.  The
         -----------------------------------------------------------
Company has taken all action to assure that no state takeover statute or similar statute or regulation, including, without limitation Sections 14-2-1103, 14-2-111 and 14-2-1132 of the GBCC, shall apply to the Merger or any of the other transactions contemplated hereby. The Company has also taken such other action with respect to any other anti-takeover provisions in its Bylaws or Articles of Incorporation to the extent necessary to consummate the Merger on the terms set forth in this Agreement.

     (i) Brokers.  Except for NationsBanc Montgomery Securities LLC (the
         -------
"Company Financial Advisor"), whose fees are to be paid by the Company, no broker, investment banker or other Person is entitled to receive from the Company or any of its subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker. The engagement letter dated February 22, 1999, between the Company and the Company Financial Advisor provided to TMW prior to the date of this Agreement constitutes the entire understanding of the Company and the Company Financial Advisor with respect to the matters referred to therein, and has not been amended or modified, nor will it be amended or modified prior to the Effective Time of the Merger.

     (j) Litigation.  Except as disclosed in Section 3.1(j) of the Company
         ----------                          --------------
Disclosure Letter or the Company SEC Documents, there is no claim, suit, action, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

     (k) Accounting Matters.  Neither the Company nor, to its knowledge, any of
         ------------------
its affiliates, has through the date of this Agreement taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by TMW or any of its affiliates) would prevent TMW from accounting for the business combination to be effected by the Merger as a pooling of interests. The books, records and accounts of the Company and its subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and its subsidiaries and (iii) accurately and fairly reflect in all material respects the basis for the Company's financial statements. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles and (B) to maintain accountability for assets.

     (l)  Employee Benefits Matters.
          -------------------------

          (i) Benefit Plans.  Section 3.1(l) of the Company Disclosure Letter
                              --------------
     contains a true and complete list of (1) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) all other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of the Company or any of its subsidiaries (collectively, a "Company Beneficiary"), or with respect to which the Company or any of its subsidiaries may have any liability ("Company Benefit Plans").

          (ii) Disclosure of Documents. With respect to each Company Benefit Plan, the Company has heretofore made available to TMW, as applicable, complete and correct copies of each of the following documents which the Company has prepared or has been required to prepare:

               (1) the Company Benefit Plan and any amendments thereto (or if the Company Benefit Plan is not a written agreement, a description thereof);

               (2) the three most recent annual Form 5500 reports filed with the Internal Revenue Service (the "IRS");

               (3) the most recent statement filed with the Department of Labor (the "DOL")pursuant to 29 U.S.C. (S) 2520.104-23;

               (4) the three most recent annual Form 990 and 1041 reports filed with the IRS;

               (5) the three most recent actuarial reports;

               (6) the three most recent reports prepared in accordance with Statement of Financial Accounting Standards No. 106;

               (7) the most recent summary plan description and summaries of material modifications thereto;

               (8) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Company Benefit Plan;

               (9) the most recent financial statement;

               (10) the most recent determination letter received from the IRS;
                    and

               (11) any agreement pursuant to which the Company or any of its subsidiaries is obligated to indemnify any person.

          (iii) Contributions and Payments. All contributions and other payments required to have been made by the Company or any entity (whether or not incorporated) that is treated as a single employer with the Company under section 414 of the Code (a "Company ERISA Affiliate") with respect to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of this Agreement have been reflected in the financial statements of the Company included in the Company SEC Documents.

          (iv) Qualification; Compliance. The terms of all Company Benefit Plans that are intended to be "qualified" within the meaning of section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time. Except as disclosed in Section 3.1(l)(iii) of the
                                                -------------------
     Company Disclosure Letter, no event or condition exists or has occurred that could cause the IRS to disqualify any Company Benefit Plan that is intended to be qualified under section 401(a) of the Code. Except as disclosed in Section 3.1(l)(iii) of the Company Disclosure Letter, with
                  -------------------
     respect to each Company Benefit Plan, the Company and each Company ERISA Affiliate are in compliance in all material respects with, and each Company Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law. To the knowledge of the Company, except as set forth in Section 3.1(l)(iii) of the Company Disclosure Letter, no
                  -------------------
     Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding.

          (v) Liabilities. With respect to each Company Benefit Plan, to the knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which the Company or any Company ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on the Company.
     No claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened, by or against and Company Benefit Plan or the Company or any of its subsidiaries with respect to any Company Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on the Company.

          (vi) Retiree Welfare Plans.  Except as disclosed in Section 3.1(l)(vi)
                                                              ------------------
     of the Company Disclosure Letter, no Company Benefit Plan that is a "welfare benefit plan" (within the meaning of section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable state or local law that specifically mandates continued health coverage).

          (vii) Payments Resulting from Merger.  Except as disclosed in Section
                                                                        -------
     3.1(l)(vii) of the Company Disclosure Letter, the consummation or
     -----------
     announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from the Company or any of its subsidiaries to any Company Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any Company Benefit Plan being established or increased, or becoming accelerated, vested or payable.

          (viii) Defined Benefit Pension Plans. Neither the Company nor any entity that was at any time during the six-year period ending on the date of this Agreement a Company ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

     (m) Taxes.  Each of the Company and each of its subsidiaries, and any
         -----
consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed all Tax Returns (as defined below) required to be filed by it and has timely paid or deposited (or the Company has paid or deposited on its behalf) all Taxes which are required to be paid or deposited except where the failure to do so would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Each of the Tax Returns filed by the Company or any of its subsidiaries is accurate and complete in all material respects. The most recent consolidated financial statements of the Company contained in the filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements whether or not shown as being due on any Tax Returns. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries; no requests for waivers of the time to assess any such Taxes have been granted or are pending; and there are no tax liens upon any assets of the Company or any of its subsidiaries. The consolidated Federal income Tax Returns of the Company and its subsidiaries consolidated in such Tax Returns have been examined by the IRS through the year ended January 31, 1993. Except as set forth on Section 3.1(m) of the Company Disclosure Letter, there are no current
         --------------
examinations of any Tax Return of the Company or any of its subsidiaries being conducted and there are no settlements or any prior examinations which could reasonably be expected to adversely affect any taxable period for which the
statute of limitations has not run.   The consummation of the transactions
contemplated hereby will not accelerate or otherwise cause to come due any Taxes or obligation with respect to Taxes (including any indemnification of a third party for their Tax liability) of the Company or any of its subsidiaries, other than any acceleration arising solely as a result of the Company being required
to file a Tax Return for a period ending before its normal taxable year.   As
used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax Return" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

     (n) No Excess Parachute Payments.  No amount that could be received
         ----------------------------
(whether in cash or property or the vesting of property) as a result of any of any transaction contemplated by this Agreement, either alone or in conjunction with another event, including termination of employment, by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan would be characterized as an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

     (o) Environmental Matters.  Except as would not have a Material Adverse
         ---------------------
Effect on the Company and its subsidiaries, taken as a whole, (i) the business and operations of the Company and its subsidiaries are being conducted in compliance with all limitations, restrictions, standards and requirements established under all environmental laws, (ii) no facts or circumstances exist that impose, or, to the Company's knowledge, with the passage of time, notice, cessation of operations or otherwise will impose, on the Company or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation or similar response action, at present or in the future (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that the Company or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on the Company or any of its subsidiaries by any writ, injunction, decree, order or judgment, and (iv) there are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries that arise out of or relate to environmental laws.

     (p) Compliance with Laws.  The Company and its subsidiaries hold all
         --------------------
required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold, in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply, in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has violated or failed to comply with, nor has it received any written notice of any alleged violation of or failure to comply with, any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective businesses, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (q) Material Contracts and Agreements.
         ---------------------------------

          (ii) All material contracts of the Company or its subsidiaries have been included as exhibits or described in the Company SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC.

          (iii) Section 3.1(q) of the Company Disclosure Letter sets forth a
                --------------
     list of (1) all written or oral contracts, agreements or arrangements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound which would be required to be filed as exhibits (not previously filed in other Company SEC Documents) to the Company's Annual Report on Form 10-K for the year ended January 31, 1999, (2) all written contracts, agreements, or arrangements, other than Company Benefit Plans, that require payments which in the aggregate exceed $300,000 or exceed $100,000 in any fiscal year and (3) any agreement containing a covenant not to compete or a confidentiality agreement.

     (r) Title to and Conditions of Properties.
         --------------------------------------

          (i) Each of the Company and its subsidiaries has good title to, or valid leasehold interests in, all its properties and assets purported to be owned by it in the Company SEC Documents, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth on Section 3.1(r)(i) of the Company Disclosure Letter, all such
              -----------------
     assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in the Company SEC Documents and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of the

     Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

          (ii) Except as would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (iii) Except as set forth on Section 3.1(r)(iii) of the Company
                                       -------------------
     Disclosure Letter, to the knowledge of the Company, the buildings and premises of the Company and each of its subsidiaries that are used in its business are in reasonably good operating condition and in a state of reasonably good maintenance and repair, normal wear and tear excepted, and are reasonably adequate and suitable for the purpose for which they are currently being used, have access to adequate utility services necessary for the conduct of the business. All items of operating equipment of the Company and its subsidiaries are in reasonably good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted. Except as set forth in Section 3.1(r)(iii) of the Company
                                      -------------------
     Disclosure Letter, no material tenant repairs are required with respect to any leased stores other than normal and routine repairs consistent with past practice. To the knowledge of the Company, there are no zoning law changes or similar restrictions that would materially and adversely impact any of the stores operated by the Company or any of its subsidiaries.

     (s) Intellectual Property.  The Company Disclosure Letter contains a
         ---------------------
complete and accurate list of all trademarks, trade names, service marks or other slogans, jingles, phrases, symbols or labels used in the business of the
Company or its subsidiaries (collectively, the "Identifying Marks").   The
Company and its subsidiaries own, or are licensed or otherwise have the right to use, all the Identifying Marks and all other patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs, (collectively, the "Intellectual Property") which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company and its subsidiaries taken as a whole. Other than computer software, the licensing of which cost less than $5,000 per year, Section 3.1(s) of the Company Disclosure
                                      --------------
Letter contains a complete and accurate list of all licenses and agreements pursuant to which the Company has the right to use the Identifying Marks or the
Intellectual Property.   To the Company's knowledge, the use of the Identifying
Marks and such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Company and its subsidiaries does not infringe on the rights of any Person. Neither the Company nor any of its subsidiaries have granted to any person any license or right to use the Identifying Marks or the Intellectual Property.

     (t) Personnel Information; Labor Matters.
         ------------------------------------

          (i) List of Employees and Directors.  Section 3.1(t)(i) of the Company
                                                -----------------
     Disclosure Letter sets forth a complete and correct list of each director and officer of the Company or any of its subsidiaries and each other individual employed by the Company or any of its subsidiaries who has aggregate total cash compensation from the Company and its subsidiaries for the last calendar year ending prior to the Closing Date in excess of $50,000, together with such individual's title and/or job description and date of hire by the Company or its subsidiary, and, for each such salaried individual, such individual's salary (with last date of increase) and incentive compensation arrangements with the Company and its subsidiaries. Except as and to the extent set forth on Section 3.1(t)(i) of the Company
                                              -----------------
     Disclosure Letter, as of the date prior to the date hereof, the Company has not received written notification that any of the current employees (excluding employees below the store manager level) of the Company or any of its subsidiaries presently plans to terminate his or her employment during the 1999 calendar year, whether by reason of the transactions contemplated by this Agreement or otherwise.

          (ii) Labor Relations.  Except as and to the extent set forth on

     Section 3.1(t)(ii) of the Company Disclosure Letter (1) there is no labor
     ------------------
     strike, work stoppage, lockout or material dispute or material slowdown pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, and there has not been any such action during the last three years; (2) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization; (3) no employee of the Company or any of its subsidiaries is represented by any labor organization and, to the knowledge of the Company, there are no current union organizing activities among the employees of the Company or any of its subsidiaries;
     (4) there are no material written personnel policies, rules or procedures applicable to employees of the Company or any of its subsidiaries; (5) the Company and its subsidiaries are and during the last three years have been, in material compliance with all applicable laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act; (6) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state agency; (7) no charges with respect to or relating to the Company or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (8) neither the Company nor any of its subsidiaries has received notice of the intent of any governmental authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress; (9) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in any forum against the Company or any of its subsidiaries by or on behalf of any present or former employee of the Company or any of its subsidiaries, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (10) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company or any of its subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its subsidiaries is or may be entitled to claim indemnification from the Company or any of its subsidiaries (A) pursuant to their respective charters or bylaws, (B) as provided in any indemnification agreement to which the Company or any subsidiary of the Company is a party or (C) pursuant to the applicable law.

          (iii) WARN Matters.   During the last four years, neither the Company
nor any of its subsidiaries has effectuated (1) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of a the Company or any of its subsidiaries; or (2) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its subsidiaries; nor has the Company or any of its subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as and to the extent set forth on Section 3.1(t)(i) of the Company Disclosure Letter no employee of the
         -----------------
Company or any of its subsidiaries has suffered an "employment loss" (as defined in the WARN Act) during the past six months.

     (u) No Default.  Neither the Company nor any of its subsidiaries is in
         ----------
default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of (i) in the case of the Company and its subsidiaries, their respective charter and bylaws, (ii) except as disclosed in the Company Disclosure Letter, any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     (v) Undisclosed Liabilities.  Except as set forth in the Company SEC
         -----------------------
Documents or Section 3.1(v) of the Company Disclosure Letter, at the date of the
             --------------
most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (w) Insurance.  The Company Disclosure Letter accurately lists in
         ---------
reasonable detail all insurance policies maintained by the Company. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its subsidiaries, and the transactions contemplated hereby will not materially adversely affect such coverage.

     (x) Certain Additional Information.  Section 3.1(x) of the Company
         ------------------------------   --------------
Disclosure Letter contains true, complete and correct lists of the following:

          (i) each parcel of real property owned by the Company;

          (ii) each parcel of real property leased, or subject to a lease commitment, with a copy of the lease abstract maintained by the Company;

          (iii) all promissory notes, installment contracts, loan agreements, credit agreements, letters of credit, and financing and operating leases not covered by clause (ii) above, with respect to which the Company or any subsidiary is a debtor, obligor or lessee;

          (iv) all guaranties, suretyships, financial accommodations and other arrangements whereby the Company or any subsidiary is contingently liable, directly or indirectly, with regard to the obligations of any other person;

          (v) all persons to whom the Company or any subsidiary has given a currently effective power of attorney;

          (vi) the sales, retail gross margin percentage and lease expenses for each store operated by the Company or any of its subsidiaries for each of the past two complete fiscal years;

          (vii) advertising expense by store for each of the past two complete fiscal years; and

          (viii)   a copy of the Company's budget or plan for fiscal 1999.

     (y) Credit Items.  The aggregate of all credit slips, due bills, gift
         ------------
certificates and other credit items of the Company and its subsidiaries outstanding as of January 31, 1999 does not exceed $350,000.

     (z) Inventory.  The retail inventory of the Company and its subsidiaries is
         ---------
of quality, style, condition and saleability consistent with the ordinary past practices of the Company and is not damaged, obsolete or unsaleable such that the Company and its subsidiaries would incur any Material Adverse Effect as a result thereof. The inventory is fairly valued at cost in the accounting records of the Company. Section 3.1(z) of the Company Disclosure Letter
                         ---------------
accurately sets forth the inventory level by categories of the inventory of the Company and its subsidiaries as of the end of each month for the past two complete fiscal years from the Company's stock ledger. The last physical inventory taken by the Company for purposes of financial reporting was completed on February 3, 1999.

     (aa) Y2K Readiness.  The statements of the Company under the heading
          -------------
"Liquidity and Capital Resources" in the Company's Quarterly Report on Form 10-Q for the period ended November 1, 1998, relating to the Company's year 2000 readiness do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (bb) Opinion of Financial Advisor.  The Company has received an oral
          ----------------------------
opinion from the Company Financial Advisor, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of the Company Shares from a financial point of view.

     (cc) Pooling Opinion.  The Company's board of directors has received a
          ---------------
written opinion from Arthur Andersen LLP ("AA") dated March 2, 1999, relating to the eligibility of the Company to be a party to a Merger accounted for as a "pooling interests" (the Company Pooling Opinion").

     (dd) Third Party Standstill Agreements.  Neither the Company nor any of its
          ---------------------------------
subsidiaries is a party to any standstill or similar agreement.

     SECTION 3.2.  Representations and Warranties of TMW.  TMW represents and
                   -------------------------------------
warrants to, and agrees with, the Company as follows, subject to any exceptions specified in the Disclosure Letter of TMW previously provided to the Company on the date hereof (the "TMW Disclosure Letter") and except as expressly contemplated by this Agreement:

     (a) Organization; Standing and Power.  TMW is a corporation duly organized,
         --------------------------------
validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted. TMW is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole.

     (b) Subsidiaries.  Except as set forth in the exhibits to the TMW SEC
         ------------
Documents (as defined in Section 3.2(e)), TMW does not own, directly or indirectly, any capital stock or other ownership interest in any subsidiary which would be required to be listed as a subsidiary of TMW under the rules of the SEC with the filing by TMW of an Annual Report on Form 10-K. TMW's subsidiaries that are corporations are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease, except where the failure to be so organized, existing or in good standing would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole. TMW's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole. All the outstanding shares of capital stock of TMW's subsidiaries that are corporations and that are owned by TMW or its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person other than those that have been waived or otherwise cured or satisfied. All such stock and ownership interests are owned of record and beneficially by TMW or by a direct or indirect wholly owned subsidiary of TMW free and clear of all Liens.

     (c) Capital Structure.  The authorized capital stock of TMW consists of
         -----------------
50,000,000 shares of TMW Common Stock and 2,000,000 shares of preferred stock, $.01 par value ("TMW Preferred Stock"). At the date hereof, 34,894,251 shares of TMW Common Stock (excluding 71,384 shares of TMW Common Stock held in treasury), were issued and outstanding, and one share of TMW Preferred Stock was issued and outstanding. In addition, at the date hereof, an aggregate of 3,552,978 shares of TMW Common Stock were reserved for issuance pursuant to various employee and director plans and agreements described in the TMW Disclosure Letter and 2,478,121 shares of TMW Common Stock were reserved for issuance upon the exchange of the Exchangeable Shares of Moores Retail Group Inc., a subsidiary of the Company. Except as set forth above, no shares of capital stock or other equity or voting securities of TMW are reserved for issuance or outstanding. All outstanding shares of capital stock of TMW are, and all such shares issuable upon the exercise of stock options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.2(c) to the TMW Disclosure Letter, no capital
                       --------------
stock has been issued by TMW since October 31, 1998 to the date hereof, other than TMW Common Stock issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date. Except as described above, as of February 28, 1999, there were no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which TMW or any of its subsidiaries is a party, or by which any of them is bound, obligating TMW or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, TMW or any of its subsidiaries or obligating TMW or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The shares of TMW Common Stock to be issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and non-assessable and not subject to preemptive rights. Such shares of TMW Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and will, when issued, be approved for trading on NASDAQ NMS.

     (d) Authority; Non-contravention.  TMW has the requisite corporate power
         ----------------------------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TMW and the consummation by TMW of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMW. This Agreement has been duly executed and delivered by TMW and constitutes a valid and binding obligation of TMW, enforceable against TMW in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal and state securities laws. The execution, delivery and performance of this Agreement by TMW do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of TMW or any of its subsidiaries, under any provision of (i) the Restated Articles of Incorporation or By-laws of TMW or any provision of any comparable organizational documents of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to TMW or any of its subsidiaries or its respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to TMW or any of its subsidiaries or their respective properties or assets, other than, in the case of clause
(ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole, and would not materially impair the ability of TMW to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to TMW or any of its subsidiaries in connection with the execution and delivery of this Agreement by TMW or the consummation by TMW of the transactions contemplated hereby, except for (i) the filing by TMW of a pre-merger notification and report form under the HSR Act and the expiration or termination of the waiting period thereunder, (ii) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing and effectiveness of the Registration Statement under the Securities Act, and (iv) the filing of the Certificate of Merger with and approval by the Georgia Secretary of State with respect to the Merger as provided in the GBCC and appropriate documents with the relevant authorities of other states in which TMW is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole.

     (e) SEC Documents.  TMW has filed all required reports, schedules, forms,
         -------------
statements and other documents with the SEC since January 30, 1998 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "TMW SEC Documents"). As of their respective dates, the TMW SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such TMW SEC Documents, and none of the TMW SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of TMW included in the TMW SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of TMW and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). Except as set forth in the TMW SEC Documents, since the date of filing of such financial statements there has been no Material Adverse Change with respect to TMW and its subsidiaries taken as a whole.

     (f) Information Supplied.  None of the information supplied or to be
         --------------------
supplied by TMW for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading in all material respects within the requirements of the Securities Act and the rules and regulations thereunder. The preliminary consolidated statements of operations for the year ended January 30, 1999 and the consolidated balance sheet as of January 30, 1999 of TMW and its subsidiaries in the form attached as
Exhibit I to the TMW Disclosure Letter are true and correct in all material
---------
respects.

     (g) Absence of Certain Changes or Events.  Except as disclosed in the TMW
         ------------------------------------
SEC Documents or in Section 3.2(g) of the TMW Disclosure Letter, since January
                    --------------
30, 1998, TMW has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to TMW, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of TMW's capital stock,
(iii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole, or (iv) any change in accounting methods, principles or practices by TMW materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

     (h) Brokers.  No broker, investment banker or other Person, is entitled to
         -------
receive from TMW or any of its subsidiaries any investment banking, broker's, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement, including any fee for any opinion rendered by any investment banker.

     (i) Litigation.  Except as disclosed in the TMW SEC Documents, there is no
         ----------
claim, suit, action, proceeding or investigation pending or, to TMW's knowledge, threatened against or affecting TMW or any of its subsidiaries that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of TMW and its subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of TMW to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TMW or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

     (j) Accounting Matters.  Neither TMW nor, to its knowledge, any of its
         ------------------
affiliates, has through the date of this Agreement taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent TMW from accounting for the business combination to be effected by the Merger as a pooling of interests.

     (k) Taxes.  Each of TMW and each of its subsidiaries, and any consolidated,
         -----
combined, unitary or aggregate group for Tax purposes of which TMW or any of its subsidiaries is or has been a member, has timely filed all Tax Returns required to be filed by it and has timely paid or deposited (or TMW has paid or deposited on its behalf) all Taxes which are required to be paid or deposited except where the failure to do so would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole. Each of the Tax Returns filed by TMW or any of its subsidiaries is accurate and complete in all material respects. The most recent consolidated financial statements of TMW contained in the filed TMW SEC Documents reflect an adequate reserve for all Taxes payable by TMW and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements whether or not shown as being due on any Tax Returns. No material deficiencies for any Taxes have been proposed, asserted or assessed against TMW or any of its subsidiaries; no requests for waivers of the time to assess any such Taxes have been granted or are pending; and there are no tax liens upon any assets of TMW or any of its subsidiaries. The Federal income Tax Returns of TMW and its subsidiaries consolidated in such Tax Returns have been examined by the IRS through the year ended February 1, 1997. Except as set forth in Section 3.2(k) of the TMW Disclosure Letter there are no current
             --------------
examinations of any Tax Return of TMW or any of its subsidiaries being conducted and there are no settlements or any prior examinations which could reasonably be expected to adversely affect any taxable period for which the statute of limitations has not run.

     (l) Environmental Matters.  Except as would not have a Material Adverse
         ---------------------
Effect on TMW and its subsidiaries, taken as a whole, (i) the business and operations of TMW and its subsidiaries are being conducted in compliance with all limitations, restrictions, standards and requirements established under all environmental laws, (ii) no facts or circumstances exist that, to TMW's knowledge, with the passage of time, notice, cessation of operations or otherwise will impose on TMW or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation or similar response action at present or in the future, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that TMW or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on TMW or any of its subsidiaries by any writ, injunction, decree, order or judgment, and (iv) there are no actions, suits, claims, investigations, inquiries or proceedings pending, or to TMW's knowledge, threatened against TMW or any of its subsidiaries that arise out of or relate to environmental laws.

     (m) Compliance with Laws.  TMW and its subsidiaries hold all required,
         --------------------
necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold in the aggregate would not have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole (the "TMW Permits"). TMW and its subsidiaries are in compliance with the terms of the TMW Permits except where the failure to so comply in the aggregate would not have a Material Adverse Effect on TMW and its subsidiaries, taken a whole. Neither TMW nor any of its subsidiaries has violated or failed to comply with, nor has it received any written notice of any alleged violation or failure to comply with, any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to TMW or any of its subsidiaries or their respective businesses, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole.

     (n) No Default.  Neither TMW nor any of its subsidiaries is in default or
         ----------
violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of (i) in the case of TMW and its subsidiaries, their respective charter and bylaws, (ii) except as disclosed in the TMW Disclosure Letter, any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TMW or any of its subsidiaries is now a party or by which TMW or any of its subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to TMW or any of its subsidiaries, except in the case of
(ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on TMW.

     (o) Undisclosed Liabilities.  Except as set forth in the TMW SEC Documents,
         -----------------------
at the date of the most recent audited financial statements of TMW included in the TMW SEC Documents, neither TMW nor any of its subsidiaries had, and since such date neither TMW nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole.

     (p) Pooling Opinion.  TMW's board of directors has received a written
         ---------------
opinion from Deloitte & Touche LLP ("D&T") dated February 10, 1999, relating to the eligibility of TMW to be a party to a Merger accounted for as a "pooling of interests" (the "TMW Pooling Opinion"). To the knowledge of TMW, it is eligible to be a party to a merger accounted for as a "pooling of interests".

     (q) Board Recommendation.  The Board of Directors of TMW, at a meeting duly
         --------------------
called and held, has by vote of those directors present, without a negative vote, determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, are fair to and in the best interests of the stockholders of TMW.

     (r) Y2K Readiness.  The statements of TMW under the heading "Year 2000" in
         -------------
TMW's Quarterly Report on Form 10-Q for the period ended October 31, 1998, relating to the Company's year 2000 readiness do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (s) 1999 Financial Forecast.  TMW has made available to the Company for
         -----------------------
review a true, complete and correct copy of TMW's current 1999 financial forecast.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1.  Conduct of Business of the Company.
                   ----------------------------------

     (a) Ordinary Course.  During the period from the date of this Agreement to
         ---------------
the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement), the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice in the ordinary course of business. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries of which it owns directly or indirectly more than 50% of the voting or equity interests in to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to the Company or a wholly owned subsidiary of the Company and immaterial dividends, distributions and other similar transactions involving the existing subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than, in the case of the Company, the issuance of shares of Company Common Stock upon the exercise of stock options and similar rights outstanding on the date of this Agreement in accordance with their current terms);

          (iii)  amend the Company's Articles of Incorporation or By-laws;

          (iv) acquire or agree to acquire any business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof;

          (v) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except for such borrowings under the Company existing revolving credit facilities or letters of credit that would not result in the total outstanding indebtedness of the Company and its subsidiaries on a consolidated basis being in excess of $8,000,000 at any one time;

          (vi) sell, lease, mortgage, pledge or grant a Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice,
     (B) immaterial liens not relating to the borrowing of money or the incurrence of any monetary obligation and (C) other immaterial transactions not in excess of $500,000 in the aggregate;

          (vii) make any material election relating to Taxes or settle or compromise any material Tax liability;

          (viii) adopt a plan of complete or partial liquidation of the Company or any of its significant subsidiaries or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (ix) change any material accounting principle used by it, except as required by regulations promulgated by the SEC; or

          (x) conduct any unusual liquidation of inventory or going out of business sale or any discount or other sale other than in the ordinary course of business consistent with past practices, including with respect to time of year, pricing, location and goods sold;

          (xi) fail to advise TMW in writing of any contract, commitment or series of related contracts or commitments, for the purchase of inventory in excess of $250,000, and all such contracts and commitments less than or equal to $250,000, to the extent they aggregate more than $2,000,000, except for any contract or commitment disclosed in Section 4.1(a) of the
                                                        --------------
     Company Disclosure Letter;

          (xii) fail to maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is current in effect;

          (xiii) fail to provide to TMW copies of all financial statements and reports provided to any creditor of the Company or any of its subsidiary at the same time they are providing to such creditor; and

          (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Changes in Employment Arrangements.  Neither the Company nor any of its
         ----------------------------------
subsidiaries shall (except as may be required in order to give effect to the requirements of Section 2.3) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of the Company or any of its subsidiaries, or, except as provided in an existing Company Benefit Plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement.

     (c) Severance Arrangements.  Neither the Company nor any of its
         ----------------------
subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

     (d) Other Actions.  The Company shall not, and shall not permit any of its
         -------------
subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue.

     SECTION 4.2.  Conduct of Business of TMW.
                   --------------------------

     (a) Ordinary Course.  During the period from the date of this Agreement to
         ---------------
the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement), TMW shall and shall cause each of its significant subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Effective Time of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, TMW shall not, and shall not permit any of its subsidiaries to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect subsidiary of TMW to TMW or a subsidiary of TMW and immaterial dividends, distributions and other similar transactions involving existing subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of TMW or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than in connection with exercise of outstanding stock options and satisfaction of withholding obligations under outstanding stock options, purchase of shares of TMW Common Stock to fund current requirements under employee benefit plans and except in connection with the Exchangeable Shares of Moores Retail Group, Inc. ("MRG") and the Subscription Agreement between MRG and Golden Moores Finance Company;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than, in the case of TMW, (A) the issuance of TMW Common Stock upon the exercise of stock options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of a number of shares of TMW Common Stock, not to exceed 10% of the number of shares of TMW Common Stock currently outstanding, in connection with the acquisition of assets or equity securities of other entities or businesses, (C) pursuant to the existing bank credit agreements of TMW and its subsidiaries, or (D) in connection with the Exchangeable Shares of MRG or the Subscription Agreement;

          (iii)  amend TMW's Restated Articles of Incorporation;

          (iv) acquire or agree to acquire any business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof involving the payment of consideration, in aggregate for all such acquisitions, in excess of $100 million without the written consent of the Company, which consent shall not be unreasonably withheld;

          (v) adopt a plan of complete or partial liquidation of TMW or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (vi) change any material accounting principle used by it, except as required by regulations promulgated by the SEC; or

          (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Other Actions.  TMW shall not, and shall not permit any of its
         -------------
subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of TMW set forth in this Agreement becoming untrue.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1.  Stockholder Approval; Preparation of Proxy Statement;
                   -----------------------------------------------------
Preparation of Registration Statement.
-------------------------------------

     (a) Each of the Company and TMW shall, as soon as practicable following the execution and delivery of this Agreement on dates to be agreed upon between TMW and the Company, which dates shall be set taking into account the status of pending regulatory matters pertaining to the transactions contemplated hereby, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby. Subject to the provisions of Section 8.2(b), including, without limitation, the Board of Directors' fiduciary obligations, the Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of the Merger. The Company and TMW shall coordinate and cooperate with respect to the timing of the Company Stockholders Meeting and shall endeavor to hold such meeting as soon as reasonably practical after the date hereof.

     (b) Promptly following the date of this Agreement, the Company and TMW shall prepare and file with the SEC the Proxy Statement, and TMW shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus.
Each of the Company and TMW shall use its reasonable efforts as promptly as practicable, subject to the setting of the date for the Company Stockholders Meeting as provided in Section 5.1(a), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and TMW will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. TMW shall also take such reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of TMW Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Shares and rights to acquire Company Shares pursuant to the Company Stock Plans as may be reasonably requested in connection with any such action. The Company and TMW will notify each other promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply each other with copies of all correspondence between the Company or TMW, respectively, or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. TMW will use its best efforts to cause the TMW Common Stock to be issued in the Merger to be approved for trading on NASDAQ NMS.

     (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

     SECTION 5.2.  Letter of the Company's Accountants.  The Company shall use
                   -----------------------------------
its best efforts to cause to be delivered to TMW a letter of Arthur Andersen LLP, the Company's independent public accountants, substantially in the form of Exhibit C, dated a date within two business days before the date on which the
---------
Registration Statement shall become effective and addressed to TMW and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 5.3.  Letter of TMW's Accountants.  TMW shall use its best efforts
                   ---------------------------
to cause to be delivered to the Company a letter of Deloitte & Touche LLP, TMW's independent public accountants, substantially in the form of Exhibit D and dated
                                                             ---------
a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 5.4.  Access to Information.  Upon reasonable notice, the Company
                   ---------------------
and TMW shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time of the Merger, to all of its properties, books, contracts, commitments and records, and during such period, each of the Company and TMW shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Exchange Act or the Securities Act (including all comment letters from the staff of the SEC) and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that notwithstanding the foregoing provisions of this Section 5.4 or any other provision of this Agreement, neither the Company nor TMW shall be required to provide to the other party any information that is subject to a confidentiality agreement and that relates primarily to a party other than the Company, TMW or any subsidiary or former subsidiary of the Company or TMW. Each of the Company and TMW agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this Section
5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated February 18, 1999 (the "Confidentiality Agreement"), by and between the Company and TMW, shall apply with respect to information furnished by the Company, TMW and their respective subsidiaries and representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

     SECTION 5.5.  Reasonable Efforts; Notification.
                   --------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 5.5, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither party shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the Merger and the transactions contemplated thereby. In connection with and without limiting the foregoing, each of the Company and TMW and its respective Board of Directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

     (b) The Company shall give prompt notice to TMW, and TMW shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall
                         --------  -------
affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

     (c) (i) Each of the parties hereto shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

          (ii) Except as otherwise required by United States regulatory considerations, the Company will furnish to TMW copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company HSR Documents")) between the Company, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided,
                                                                      --------
     however, that (x) with respect to documents and other materials filed by or
     -------
     on behalf of the Company with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by TMW, copies will not be required to be provided to TMW and (y) with respect to any Company HSR Documents (1) that contain any information which, in the reasonable judgment of Hunton & Williams, should not be furnished to TMW because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of the Company to furnish any such Company HSR Documents to TMW shall be satisfied by the delivery of such Company HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to TMW. Except as otherwise required by United States regulatory considerations, TMW will furnish to the Company copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "TMW HSR Documents")) between TMW or any of its representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with
                                              --------  -------
     respect to documents and other materials filed by or on behalf of TMW with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the Company, copies will not be required to be provided to the Company, and
     (y) with respect to any TMW HSR Documents (1) that contain information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to the Company because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of TMW to furnish any such TMW HSR Documents to the Company shall be satisfied by the delivery of such TMW HSR Documents on a confidential basis to Hunton & Williams pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company.

          (iii) Nothing contained in this Agreement shall be construed so as to require TMW or the Company, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any material assets or businesses of TMW, the Company or the Surviving Corporation (or to require TMW, the Company or any of their respective subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.5(a) to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.5(c).

     SECTION 5.6.  Indemnification.
                   ---------------

     (a) TMW agrees that all rights to indemnification and exculpation for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective certificates of incorporation or by-laws and indemnity agreements shall survive the Merger, and the Surviving Corporation shall continue such indemnification rights in full force and effect in accordance with their terms and be financially responsible therefor.

     (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, which shall be financially responsible Persons or entities, assume the obligations set forth in this
Section 5.6.

     (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current director and officer liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's director and officer liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, that the Surviving Corporation may substitute therefor policies of the Surviving Corporation or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors and officers.

     (d) All rights and obligations under this Section 5.6 shall be in addition to any rights that an Indemnified Party may have under the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company as in effect on the date hereof, or pursuant to any other agreement, arrangement or document in effect prior to the date hereof. The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and his representatives. This
Section 5.6 shall be binding upon all successors and assigns of the Company, TMW and the Surviving Corporation.

     SECTION 5.7.  Fees and Expenses.  Except as provided in Article VIII, all
                   -----------------
fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, that TMW and the Company shall each be responsible for 50% of the registration fees and printing costs incurred by the parties pursuant to Section 5.1. The Company has delivered to TMW an estimate of the fees and expenses to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

     SECTION 5.8.  Public Announcements.  TMW and the Company will consult with
                   --------------------
each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 5.9.  Accounting Matters.  Each of the Company and TMW shall not
                   ------------------
take or agree to take, and each shall use its best efforts to cause their respective affiliates not to take or agree to take, any action that would prevent TMW from accounting for the business combination to be effected by the Merger as a pooling of interests.

     SECTION 5.10.  Purchases of Common Stock of the Other Party.  During the
                    --------------------------------------------
period from the date hereof through the Effective Time of the Merger, neither TMW nor any of its subsidiaries or other affiliates will purchase any shares of Company Common Stock, and neither the Company nor any of its subsidiaries or other affiliates will purchase any shares of TMW Common Stock.

     SECTION 5.11. Agreement to Defend.  In the event any claim, action, suit,
                   -------------------
investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

     SECTION 5.12.  Accounting Matters.  During the period from the date of this
                    ------------------
Agreement through the Effective Time, unless the parties shall otherwise agree in writing, neither TMW nor the Company or any of their respective subsidiaries shall take or fail to take any reasonable action which action or failure to act would knowingly jeopardize the treatment of the Company's combination with Combination Company as a pooling of interests for accounting purposes and each of the Company will take all reasonable steps to permit the Merger to be treated as a pooling of interest for accounting purposes.

     SECTION 5.13.  Other Actions.  Except as contemplated by this Agreement,
                    -------------
neither TMW nor the Company shall, and shall not permit any of its subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied.

     SECTION 5.14.  TMW Board of Directors.  Upon the Effectiveness of the
                    ----------------------
Merger, the Board of Directors of TMW shall increase the number of its directors by one and shall elect Stephen Greenspan as a director to serve until the next annual meeting of the shareholders of TMW. The Board of Directors shall also include Stephen Greenspan in its nominees for election at the 1999 Annual Meeting of Shareholders of TMW.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1.  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval.  The Company Stockholder Approval shall have been
         --------------------
obtained.

     (b) NASDAQ.  The shares of TMW Common Stock issuable to the  Company's
         ------
stockholders pursuant to the Merger shall have been approved for trading on the NASDAQ NMS, subject to official notice of issuance.

     (c) HSR Act; Other Approvals.  The waiting period (and any extension
         ------------------------
thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any governmental entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a Material Adverse Effect on TMW (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

     (d) No Injunctions or Restraints.  No temporary restraining order,
         ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the
                                               -----------------
parties hereto shall, subject to Section 5.5, use reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

     (e) Registration Statement Effectiveness.  The Registration Statement shall
         ------------------------------------
have become effective under the Securities Act, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

     (f) Blue Sky Filings.  There shall have been obtained any and all material
         ----------------
permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on TMW and its subsidiaries, taken as a whole.

     SECTION 6.2.  Conditions of TMW.  The obligation of TMW to consummate the
                   -----------------
Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Compliance.  The agreements and covenants of the Company to be complied
         ----------
with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and TMW shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (b) Certifications and Opinion.  The Company shall have furnished TMW with:
         --------------------------

          (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the stockholders of the Company;

          (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the outstanding Company Shares approving the Merger and the transactions contemplated hereby;

          (iii) an opinion, dated the Closing Date, in customary form and substance and limitations, of Hunton & Williams, counsel for the Company, dated the Closing Date to the effect that:

               (A) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement;

               (B) The Company has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of the Company's Amended and Restated Articles of Incorporation or Amended and Restated Bylaws; and upon the filing by the Surviving Corporation of the Certificate of Merger, the Merger shall become effective;

               (C) Each of the Company's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has corporate power to own its properties and assets and to carry on its business as presently conducted; and

               (D) The Board of Directors of the Company has taken all action required by its Amended and Restated Articles of Incorporation or its Amended and Restated Bylaws to approve the Merger and to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the Board of Directors and the stockholders of the Company have taken all action required by the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief.

     (c) Representations and Warranties True.  The representations and
         -----------------------------------
warranties of the Company contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and TMW shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

     (d) Company Affiliate Letters. Within five business days of the signing of
         -------------------------
this Agreement, TMW shall have received from the Company a list of such Persons, if any, that TMW, after discussions with counsel for the Company, believes may be "affiliates" of the Company, within the meaning of Rule 145 of the SEC pursuant to the Securities Act ("Affiliates"). At or prior to the time of filing of the Registration Statement, the Company shall deliver or cause to be delivered to TMW an undertaking by each Affiliate in form satisfactory to TMW that (i) such Affiliate has no current plan or intention to sell, exchange or otherwise dispose of any Company Shares or options to acquire Company Shares owned by such Affiliate or the shares of TMW Common Stock to be received by such Affiliate pursuant to the Merger, (ii) no disposition will be made by such Affiliate of any Company Shares or any options to acquire Company Shares owned by the Affiliate or any shares of TMW Common Stock received or to be received pursuant to the Merger nor will the Affiliate exercise any option to acquire Company Shares or TMW Common Stock substituted therefor from any other Affiliate until such time as final results of operations of the Surviving Corporation covering at least 30 days of combined operations of TMW and the Company have been published and (iii) no shares of TMW Common Stock received or to be received by such Affiliate pursuant to the Merger will be sold or disposed of except pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act or another exemption from registration under the Securities Act.

     (e) Tax Opinion.  TMW shall have received an opinion of Fulbright &
         -----------
Jaworski L.L.P., in form and substance reasonably satisfactory to TMW, to the effect that for Federal income tax purposes and conditioned upon certain representations of the Company and TMW as to certain customary facts and circumstances regarding the Merger: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) each of the Company and TMW are parties to the reorganization within the meaning of
Section 368(b) of the Code and (iii) no gain or loss will be recognized by the Company or TMW as a result of the Merger.

     (f) Pooling Accounting.  TMW shall not have been advised by D&T or AA that
         ------------------
the Merger may not be accounted for as a pooling of interest and the SEC shall not have advised or otherwise indicated to TMW that TMW may not account for the transaction as a pooling of interest, and TMW shall have received an opinion from D&T updating the TMW Pooling Opinion as of the Closing Date to the effect that the transactions contemplated hereby are poolable and an opinion of AA updating the Company Pooling Letter as of the Closing Date to the effect that the Company is eligible to be a party to a merger accounted for as a "pooling of interests".

     (g) Consents, etc.  TMW shall have received evidence, in form and substance
         -------------
reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are reasonably necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to the Surviving

Corporation and its subsidiaries, taken as a whole, or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) have a Material Adverse Effect on the Surviving Corporation and its subsidiaries, taken as a whole, after giving effect to the Merger.

     (h) No Litigation.  There shall not be pending or threatened by any
         -------------
Governmental Entity any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from TMW or any of its subsidiaries any damages that are material in relation to TMW and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its subsidiaries of any material portion of the business or assets of the Company, TMW or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, TMW or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its subsidiaries from effectively controlling in any material respect the business or operations of TMW, the Company or their respective subsidiaries.

     (i) Fairness Opinion.  The Company Financial Advisor will not have revoked
         ----------------
or modified in a materially adverse manner its opinion referred to in Section 3.1(bb).

     (j) Employment Contracts; Covenants not to Compete.  The existing
         ----------------------------------------------
employment contract with Stephen Greenspan shall have been amended in the form of Exhibit E attached hereto.
   ---------

     (k) Bank Accounts.  TMW shall have received a true, complete and correct
         -------------
list of all bank accounts and safety deposit arrangements of the Company or any subsidiary.

     (l) Resignations.  TMW shall have received written resignations from all
         ------------
officers and directors of the Company and its subsidiaries resigning as of the Effective Time from all positions with the Company and its subsidiaries.

     (m) Termination Agreement.  John Dancu shall have entered into a
         ---------------------
Termination Agreement in the form attached as Exhibit F.
                                              ---------

     SECTION 6.3.  Conditions of the Company.  The obligation of the Company to
                   -------------------------
consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Compliance.  The agreements and covenants of TMW to be complied with or
         ----------
performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of TMW by the chief executive officer and the chief financial officer of TMW to such effect.

     (b) Certifications and Opinion.  TMW shall have furnished the Company with:
         --------------------------

          (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of TMW approving this Agreement and consummation of the Merger and the transactions contemplated hereby, including the issuance, listing and delivery of the shares of TMW Common Stock pursuant hereto;

          (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the outstanding shares of TMW Common Stock approving the Merger and the transactions contemplated hereby;

          (iii) a favorable opinion, dated the Closing Date, in customary form and substance, of Fulbright & Jaworski L.L.P., counsel for TMW to the effect that:

               (A) TMW is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; TMW has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of TMW's Restated Articles of Incorporation or By-Laws; and upon the filing by the Surviving Corporation of the Certificate of Merger, the Merger shall become effective;

               (B) The Board of Directors of TMW has taken all action required under the TBCA, its Restated Articles of Incorporation or its By-Laws to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the Board of Directors and the stockholders of TMW have taken all action required by the TBCA and TMW's Restated Articles of Incorporation and By-Laws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of TMW enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief; and

               (C) Each of TMW's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has corporate power to own its properties and assets and to carry on its business as presently conducted; and

               (D) The shares of TMW Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued and delivered as contemplated hereby, will have been legally and validly issued and will be fully paid and non-assessable and no stockholder of TMW will have any preemptive right of subscription or purchase in respect thereof under Delaware law or TMW's Articles of Incorporation or By-laws and such shares of TMW Common Stock have been registered under the Securities Act of 1933.

     (c) Representations and Warranties True.  The representations and
         -----------------------------------
warranties of TMW contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of TMW by the chief executive officer and the chief financial officer of TMW.

     (d) Tax Opinion.  The Company shall have received an opinion of Hunton &
         -----------
Williams, in form and substance satisfactory to the Company, to the effect that for Federal income tax purposes and conditioned upon certain representations of the Company and TMW as to certain customary facts and circumstances regarding the Merger: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; (ii) each of the Company and TMW are parties to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt by them of shares of TMW Common Stock in exchange for their Company Shares pursuant to the Merger.

     (e) Consents, etc.  The Company shall have received evidence, in form and
         -------------
substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to the Surviving Corporation and its subsidiaries, taken as a whole, or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) have a Material Adverse Effect on the Surviving Corporation, after giving effect to the Merger.

     (f) No Litigation.  There shall not be pending or threatened by any
         -------------
Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, the Surviving Corporation or any of their respective subsidiaries any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its subsidiaries of any material portion of the business or assets of the Company, TMW or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, TMW or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

     (g) Fairness Opinion.  The Company Financial Advisor shall not have
         ----------------
revoked, modified or changed its opinion referred to in Section 3.1(bb) in any manner adverse to the holders of the Company Shares.

     (h) TMW Affiliate Letters.  At or prior to the time of filing of the
         ---------------------
Registration Statement, TMW shall deliver or cause to be delivered to TMW and the Company an undertaking by each Affiliate in form satisfactory to TMW that no disposition will be made by such Affiliate of any shares of TMW Common Stock owned by the Affiliate until such time as final results of operations of the Surviving Corporation covering at least 30 days of combined operations of TMW and the Company have been published.

     (i) Employment Contracts.  TMW shall cause the Company to honor the
         --------------------
employment contracts identified on Section 6.3(i) of the Company Disclosure Letter.

     (j) Termination Agreement.  TMW shall have entered into a Termination
         ---------------------
Agreement in the form attached as Exhibit F.
                                  ---------

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1.  Termination.  This Agreement may be terminated and the Merger
                   -----------
abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company;

     (a) by mutual written consent of TMW, Combination Company and the Company;

     (b)  by either TMW or the Company:

          (i) if the stockholders of the Company fail to give any required approval of the Merger and the transactions contemplated hereby upon a vote at a duly held meeting of stockholders of the Company or at any adjournment thereof;

          (ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

          (iii) if the Merger shall not have been consummated on or before August 31, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

     (c) by TMW or the Company to the extent permitted under Section 8.2 or 8.3;

     (d) by TMW, if the Company breaches in any material respects any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by the Company of notice of breach or by the date specified in Section 7.1(b)(iii);

     (e) by the Company, if TMW breaches in any material respects any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by TMW of notice of breach or by the date specified in Section 7.1(b)(iii); and


     (f) by the Company, if the average of thr closing prices of the TMW Stock determined pursuant to Section 2.1(b) is less than $20.00; provided, that the
                                                           --------
Company immediately pay to TMW $750,000.

     SECTION 7.2.  Effect of Termination.  In the event of termination of this
                   ---------------------
Agreement by either the Company or TMW as provided in Section 7.1, this

Agreement shall forthwith become void and have no effect, without any current or future liability or obligation on the part of TMW or the Company, other than (i) the confidentiality provisions of Section 5.4 and the provisions of Sections 5.8, 8.2, 8.3 and Article IX and (ii) such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

     SECTION 7.3.  Amendment.  This Agreement may be amended by the parties at
                   ---------
any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided,
                                                               --------
however, that after any such approval, there shall be made no amendment that by
-------
law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.4.  Extension; Waiver.  At any time prior to the Effective Time
                   -----------------
of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5.  Procedure for Termination, Amendment, Extension or Waiver.  A
                   ---------------------------------------------------------
termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of TMW or the Company, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                  ARTICLE VIII

                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

     SECTION 8.1.  Takeover Defenses.   The Company shall take such action with
                   -----------------
respect to any anti-takeover provisions in its Articles of Incorporation or Bylaws, or afforded it by statute, including Section 14-2-1103 of the GBCC, to the extent necessary to consummate the Merger on the terms set forth in the Agreement.

     SECTION 8.2.  No Solicitation.
                   ---------------

     (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any takeover proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however,
                                                              --------  -------
in the case of this clause (iii), that prior to the vote of stockholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by the Board of Directors based on the advice of outside counsel, the Company may, in response to an unsolicited request therefor, furnish information to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms as the Confidentiality Agreement, including the standstill provisions thereof, and enter into discussions or negotiations with regard to such other transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "takeover proposal" means (i) any proposal or offer, other than a proposal or offer by TMW or any of its affiliates, for a merger, share exchange or other business combination involving the Company (excluding an acquisition by the Company otherwise permitted to be made by the Company under this Agreement and which does not involve a direct merger with or into the Company), (ii) any proposal or offer, other than a proposal or offer by TMW or any of its affiliates, to acquire from the Company or any of its affiliates in any manner, directly or indirectly, a greater than 10% voting or equity interest in the Company or the acquisition of a material amount of the assets of the Company and its subsidiaries, taken as a whole, including an investment in or acquisition of securities of a subsidiary of the Company, to the extent so material, or (iii) any proposal or offer, other than a proposal or offer by TMW or any of its affiliates, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise more than 10% of the Company Shares then outstanding.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Section 7.1 (a), (b)(ii), (b)(iii) or (e), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to TMW the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives a takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors based on the advice of outside counsel), it determines to be a superior proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after midnight on the fifth business day following TMW's receipt of written notice (a "Notice of Superior Proposal") advising TMW that the Board of Directors has received a takeover proposal which it has determined to be a superior proposal, specifying the material terms and conditions of such superior proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the Person making such superior proposal. The Company may terminate this Agreement pursuant to the preceding sentence only if the stockholders of the Company shall not yet have voted upon the Merger and the Company shall have paid to TMW the Company Termination Fee (as defined below). Any of the foregoing to the contrary notwithstanding, the Company may engage in discussions with any Person or group that has made an unsolicited takeover proposal for the limited purpose of determining whether such proposal (as opposed to any further negotiated proposal) is a superior proposal. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) following TMW's receipt of a Notice of Superior Proposal.

     (c) In the event that the Board of Directors of the Company or any committee thereof shall (i) withdraw or modify in a manner adverse to TMW the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Superior Proposal, TMW may terminate this Agreement subject to Section 7.2 hereof.

     (d) For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, all of the Company Shares then outstanding or all of the assets of the Company and its subsidiaries, and otherwise on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation, a copy of which shall be provided to TMW) to be more favorable to the Company's stockholders than the Merger.

     (e) In addition to the obligations of the Company set forth in paragraph
(b), the Company shall promptly advise TMW orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such inquiry or takeover proposal (including the financing for such proposal and a copy of such documents conveying such proposal), and the identity of the Person making any such takeover proposal or inquiry. The Company will keep TMW fully informed of the status and details of any such takeover proposal or inquiry.

     SECTION 8.3.  Fee and Expense Reimbursements.
                   ------------------------------

     (a) The Company agrees to pay TMW a fee in immediately available funds of $3,000,000 (the "Company Termination Fee") promptly upon the termination of the Agreement in the event this Agreement is terminated by the Company pursuant to
Section 8.2(b) or by TMW pursuant to Section 8.2(c).

     (b) In the event this Agreement is terminated as a result of a material breach by the Company or pursuant to Section 7.1(b)(i), the Company also agrees to pay to TMW the Company Termination Fee if (i) after the date hereof and before the termination of this Agreement, a takeover proposal shall have been made and publicly announced by any Person or group of Persons (an "Acquiring Person"), (ii) the stockholders of the Company shall not have approved the Merger and (iii) after the date hereof and at or prior to 12 months after the date of termination of this Agreement, the Company shall have effected an Alternative Transaction (as defined below) with such Acquiring Person or an affiliate thereof. An Alternative Transaction shall mean (i) a merger, share exchange or other business combination or other transaction in which more than 10% of the voting securities of the Company or a material amount of the assets of the Company and its subsidiaries, taken as a whole, is acquired, including an investment in or acquisition of securities of a subsidiary of the Company to the extent so material, or (ii) any acquisition from the stockholders of the Company by tender offer, exchange offer or otherwise of more than 10% of the outstanding Company Shares. The Company Termination Fee payable under this Section 8.3(b) shall be payable as a condition to the consummation of the Alternative Transaction.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1.  Nonsurvival of Representations and Warranties.  None of the
                   ---------------------------------------------
representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by the Company or TMW pursuant to this Agreement shall survive the Effective Time of the Merger, except any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

     SECTION 9.2.  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to TMW, to

          The Men's Wearhouse, Inc.
          40650 Encyclopedia Circle
          Fremont, California  94538
          Attention:  David Edwab
          Facsimile:  (510) 657-0872

          The Men's Wearhouse, Inc.
          5803 Glenmont
          Houston, Texas  77081
          Attention:  Gary Ckodre
          Facsimile:  (713) 664-7140

          with a copy to:

          Fulbright & Jaworski L.L.P.
          1301 McKinney, Suite 5100
          Houston, Texas  77010-3095
          Attention:  Michael W. Conlon
          Facsimile:  (713) 651-5246

     (b)  if to the Company, to

          K&G Men's Center, Inc.
          1225 Chattahoochee Avenue, N.W.
          Atlanta, Georgia 30318
          Attention: John C. Dancu
          Telephone:  (404) 351-7987
          Facsimile:  (404) 351-8038

          with a copy to:

          Hunton & Williams
          NationsBank Plaza, Suite 4100
          600 Peachtree Street, N.E.
          Atlanta, Georgia 30308-2216

          Attention: David Carter
          Telephone:  (404) 888-4246
          Facsimile:  (404) 888-4190

     SECTION 9.3.  Definitions.  For purposes of this Agreement:
                   -----------

     (a) an "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

     (b) "knowledge" means, with respect to any matter stated herein to be "to the Company's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, Senior Vice President - Merchandising, Chief Financial Officer and Chief Accounting Officer of the Company, and with respect to any matter stated herein to be "to TMW's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, Chief Merchandising Officer, Chief Financial Officer and Chief Accounting Officer of TMW.

     (c) "Material Adverse Effect" or "material adverse change" means any change or effect applicable to the business, properties, assets, condition (financial or otherwise) or results of operations which could reasonably be expected to result in a loss, damage, liabilities, cost or other expenses aggregating on a cumulative basis $3,500,000 or more, in the case of the Company and its subsidiaries taken as a whole or $20,000,000 or more in the case of TMW and its subsidiaries taken as a whole, or could reasonably be expected to result in a reduction of annual cash flow or annual net income for each of the next two fiscal years of $750,000 and $450,000, respectively, in the case of the Company and its subsidiaries and $5,000,000 and $3,000,000 or more in the case of TMW and its subsidiaries; provided, however, a Material Adverse Effect or material adverse change with respect to the Company or TMW shall not include (i) changes in national economic conditions or industry conditions generally, (ii) changes, or possible changes, in Federal, state or local statutes and regulations applicable to the Company and TMW, as the case may be, or (iii) the matters referred to in Section 9.3(c) of the TMW Disclosure Letter.
               --------------

     (d) "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity; and

     (e) a "subsidiary" of a Person means any corporation, partnership or other legal entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such first mentioned Person.

     SECTION 9.4.  Interpretation.  When a reference is made in this Agreement
                   --------------
to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 9.5.  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.6.  Entire Agreement; No Third-Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Sections 1.5, 5.6 and 5.7, are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

     SECTION 9.7.  Governing Law.  This Agreement shall be governed by, and
                   -------------
construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.8.  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.9.  Enforcement of the Agreement.  The parties agree that
                   ----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Texas or in any other Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.10.  Severability.  In the event any one or more of the
                    ------------
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.11 Arbitration.
                  -----------

     (a) Subject to the limitations set forth herein with respect to the parties' rights to make claims hereunder, including, but not limited to, the limitations set forth in Sections 7.2 and 9.1, any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, including claims for tortious interference or other tortious or statutory claims arising before, during or after termination, providing only that such claim touches upon matters covered by this contract, shall be finally settled by arbitration. The parties expressly agree that nothing in this Agreement shall prevent the parties from applying to a court that would otherwise have jurisdiction over the parties for provisional or interim measures, including injunctive relief. After the arbitration panel is empaneled, it shall have sole jurisdiction to hear such applications, except that the parties agree that any measures ordered by arbitrators may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. The parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

     (b) The parties agree that the federal courts located in Dallas, Texas shall have exclusive jurisdiction over an action brought to enforce the rights and obligations created in or arising from this agreement to arbitrate, and each of the parties hereto irrevocably submits to the jurisdiction of said courts. Notwithstanding the above, application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any judgment and the entry of whatever orders are necessary for such enforcement. Process in any action arising out of or related to this Agreement may be served on any party to the Agreement anywhere in the world by delivery in person against receipt or by registered or certified mail, return receipt requested.

     (c) The arbitration shall be conducted before a tribunal composed of three arbitrators. If the panel is selected prior to Closing, the Company and TMW shall each select an arbitrator. If the arbitration panel is selected after Closing, TMW, on the one hand, and all parties adverse to TMW with respect to the matter to be arbitrated, collectively, on the other, shall each select an arbitrator. In either case, the two arbitrators so selected shall select a third arbitrator within 10 days of selection of the two arbitrators. If the two arbitrators are unable to agree on a third arbitrator, either party may petition the Chief Judge of the United States District Court of the Northern District of Texas, Dallas Division to appoint the third arbitrator. In addition, if any one of the parties fails to appoint the arbitrator which it is responsible for appointing within 10 days of the request of the other party, then such other party may petition the Chief Judge of the United States District Court of the Northern District of Texas, Dallas Division to appoint the first party's arbitrator. Prior to his or her formal appointment, each arbitrator shall disclose to the parties and to the other members of the tribunal, any financial, fiduciary, kinship or other relationship between that arbitrator and any party or its counsel, or between that arbitrator and any individual or entity with financial, fiduciary, kinship or other relationship with any party. Any award or portion thereof, whether preliminary or final, shall be in a written opinion containing findings of fact and conclusions of law signed by each arbitrator. The arbitrator dissenting from an award or portion thereof shall issue a dissent from the award or portion thereof in writing, stating the reasons for his dissent. The arbitrators shall hear and determine any preliminary issue of law asserted by a party to be dispositive of any claim, in whole or in part, in the manner of a court hearing a motion to dismiss for failure to state a claim or for summary judgment, pursuant to such terms and procedures as the arbitrators deem appropriate.

     (d) It is the intent of the parties that, barring extraordinary circumstances, any arbitration hearing shall be concluded within two months of the date the third arbitrator is appointed. Unless the parties otherwise agree, once commenced, hearings shall be held five days a week, with each hearing day to begin at 9:00 A.M. and to conclude at 5:00 P.M. The parties may upon agreement extend these time limits, or the chairman of the panel may extend them if he determines that the interests of justice otherwise requires. The arbitrators shall use their best efforts to issue the final award or awards within a period of 30 days after closure of the proceedings. Failure to do so shall not be a basis for challenging the award. The parties and arbitrators shall treat all aspects of the arbitration proceedings, including without limitation, discovery, testimony, and other evidence, briefs and the award as strictly confidential. The place of arbitration shall be Dallas, Texas unless otherwise agreed by the parties.

     (e) The parties agree that discovery shall be limited and shall be handled expeditiously. Discovery procedures available in litigation before the courts shall not apply in an arbitration conducted pursuant to this Agreement. However, each party shall produce relevant and non-privileged documents or copies thereof requested by the other parties within the time limits set and to the extent required by order to the arbitrators. All disputes regarding discovery shall be promptly resolved by the arbitrators. No witness or party may be required to waive any privilege recognized at law. The parties hereby waive any claim to damages in the nature of punitive, exemplary, or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages, and the arbitration tribunal is specially divested of any power to award any damages in the nature of punitive, exemplary, or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages. The party prevailing on substantially all of its claims shall be entitled to recover its costs, including attorneys' fees, for the arbitration proceedings, as well as for any ancillary proceeding, including a proceeding to compel arbitration, to request interim measures, or to confirm or set aside an award. Notwithstanding anything to the contrary contained in this Agreement, the partied hereby waive any claim to damages in the nature of consequential damages.

     IN WITNESS WHEREOF, TMW and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               THE MEN'S WEARHOUSE, INC.


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------


                               TMW COMBINATION COMPANY


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------



                               K&G MEN'S CENTER, INC.


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------